Exhibit 99.1

American Battery Technology Company Announces $10 Million Registered Direct Offering

RENO, Nev., March 29, 2023 /PRNewswire/ — American Battery Technology Company (the “Company”) (OTCQX: ABML), an American critical battery materials company that is commercializing both its primary minerals manufacturing and secondary minerals lithium-ion battery recycling technologies, today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 14,285,715 shares of common stock, Series A warrants to purchase up to an aggregate of 14,285,715 shares of common stock and Series B warrants to purchase up to an aggregate of 14,285,715 shares of common stock at a combined purchase price of $0.70 per share of common stock and accompanying warrants in a registered direct offering. The Series A warrants have an exercise price of $0.80 per share, are immediately exercisable upon issuance and will expire five years following issuance. The Series B warrants have an exercise price of $0.70 per share, are immediately exercisable upon issuance and will expire eighteen months following issuance. The offering is expected to close on or about March 31, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be $10 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including to finalize the purchase of a move-in-ready, commercial-scale battery recycling facility located in the Tahoe-Reno Industrial Center (TRIC) at 2500 Peru Drive, McCarran, Nevada, to expand operations of its first-of-kind lithium-ion battery recycling technologies.

A shelf registration statement on Form S-3 (File No. 333-252492) relating to the offering of the securities described above was filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2021 and declared effective by the SEC on March 15, 2021. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, by visiting the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, by telephone at (212) 856-5711 or by email at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About American Battery Technology Company

American Battery Technology Company provides a key source of domestically manufactured critical battery metals to help meet the near insatiable demand from the electric vehicle, electrical grid storage, and consumer electronics industries. The company’s ESG-principled focus works to create a closed-loop circular economy for battery metals with ethical and environmentally sustainable sourcing of critical and strategic materials. Through its three divisions, lithium-ion battery recycling, primary metal extraction technologies and primary resource development, the company is uniquely positioned to supply low-cost, low-environmental impact, and domestically sourced battery metals. www.americanbatterytechnology.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, interpretations or reinterpretations of geologic information, unfavorable exploration results, inability to obtain permits required for future exploration, development or production, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices, final investment approval and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2022. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Investor and Media Contact

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556